UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event
reported): May 31, 2007

CWHEQ Home Equity Loan Trust, Series 2007-E
(Exact name of the issuing entity)
Commission File Number of the issuing entity:  333-139891-02

CWHEQ, INC.
(Exact name of the depositor as specified in its charter)
Commission File Number of the depositor:  333-139891

Countrywide Home Loans, Inc.
(Exact name of the sponsor as specified in its charter)

Delaware	87-0698310
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

4500 Park Granada
Calabasas, California	91302
(Address of Principal Executive Offices of the Depositor)	(Zip Code)

The depositor’s telephone number, including area code (818) 225-3000

Check the appropriate box below if the Form 8-K/A filing is intended to simultaneously satisfy the filing obligation of the registrant under any following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8.

Item 8.01. Other Events.

Description of the Notes and the Mortgage Pool*

Wilmington Trust Company, as owner trustee (the “Owner Trustee”) and CWHEQ, Inc. (the “Company”) entered into a Trust Agreement, dated as of May 30, 2007 (the “Trust Agreement”), providing for the creation of the CWHEQ Revolving Home Equity Loan Trust, Series 2007-E (the “Trust”).  The Trust Agreement is annexed hereto as Exhibit 99.4.

This amendment on Form 8-K/A amends the Form 8-K/A of CWHEQ Revolving Home Equity Loan Trust, Series 2007-E previously filed on June 18, 2007 (accession no. 0000905148-07-004364) by adding to it the Trust Agreement.

*
Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Indenture dated May 31, 2007 relating to its Revolving Home Equity Loan Asset Backed Notes, Series 2007-E.

Section 9.

Item 9.01. Financial Statements, Pro Forma Financial

Information And Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits:

99.4	The Trust Agreement, dated as of May 30, 2007, by and among the Owner Trustee and the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CWHEQ, INC.

By:	/s/ Darren Bigby
Name: Darren Bigby
Title: Vice President

Dated: June 18, 2007

EXHIBIT INDEX

Exhibit	Description

99.4	The Trust Agreement, dated as of May 30, 2007, by and among the Owner Trusteeand the Company.